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                                                                  Exhibit 4.3

                       VOTING AND EXCHANGE TRUST AGREEMENT



     This VOTING AND EXCHANGE TRUST AGREEMENT made as of the 23rd day of October, 2000 is among Cubist Pharmaceuticals, Inc., a corporation incorporated pursuant to the laws of the State of Delaware and having its office at 24 Emily Street, Cambridge, MA 02139 (hereinafter referred to as "Parent"), C&T Acquisition Corporation, a company incorporated pursuant to the laws of British Columbia and having its registered office at 2800 Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 2Z7 (hereinafter referred to as "Acquisition Sub"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation and having its office at 2 Avenue de Lafayette - 6th Floor, Boston, Massachusetts 02111 (hereinafter referred to as "Trustee"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Acquisition Agreement (as such term is defined below).

     WHEREAS, pursuant to an Acquisition Agreement dated as of August 5, 2000 (the "Acquisition Agreement"), by and among Parent, Acquisition Sub, Shareholders' Representative and TerraGen Discovery, Inc. ("Target"), the parties agreed that inter alia at the Effective Time, Parent and Acquisition Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth herein;

     WHEREAS, pursuant to an arrangement (the "Arrangement") effected by plan of arrangement filed pursuant to the BC Company Act, all of the outstanding shares of Target Stock shall, without any action on the part of holders thereof, be deemed to be transferred to the Company in exchange for Exchangeable Shares issued by the Company or shares of common stock, par value of U.S. $0.001 per share, of Parent (the "Parent Common Stock") issued by the Parent;

     WHEREAS, the plan of arrangement sets forth the special rights and restrictions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     WHEREAS, Parent is to deposit the number of shares of Parent Common Stock equal to the number of Exchangeable Shares to secure the voting rights granted for the benefit of the holders of the Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Parent Common Stock;

     WHEREAS, Parent is to grant to and in favour of the holders from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Parent to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Parent shall be exercisable by holders (other than Parent and its Affiliates) from time to time of Exchangeable Shares by and through the

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Trustee, which will hold legal title to such number of shares of Parent Common
Stock (the "Deposited Shares") as is from time to time equal to the number of Exchangeable Shares from time to time issued and outstanding, multiplied by the Current Parent Common Share Equivalent (as defined in section 1.1 hereof) as nominee of and agent for such holders and whereby the rights to require Parent to purchase Exchangeable Shares from the holders thereof shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights as nominee of and agent for such holders; and

     WHEREAS, these recitals and any statements of fact in this Agreement are made by Parent and Acquisition Sub and not by the Trustee.

     NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS.

     In this Agreement, the following terms shall have the following meanings:

     "ACQUISITION AGREEMENT" means that certain Acquisition Agreement dated as of August 5, 2000, by and among Parent, Acquisition Sub, the Shareholders' Representative (as defined therein) and Target.

     "ACQUISITION SUB" means C&T Acquisition Corporation, a company existing under the BC Company Act.

     "AFFILIATE" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities of that Person or any of its Affiliates (treating for purposes of this clause (b) any equity securities issuable upon the exercise of any option, warrant or convertible security owned or controlled by such other Person as if such equity securities were issued and outstanding), or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "ARRANGEMENT" means the arrangement under Section 252 of the BC Company Act on the terms and subject to the conditions set out in the Plan of

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Arrangement, subject to any amendments or variations thereto in accordance with
Article 6 of the Plan of Arrangement or made at the direction of the Court.

     "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Parent to effect the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to subsection 5.11(c) hereof.

     "BC COMPANY ACT" means the Company Act (British Columbia), and all amendments and additions thereto.

     "BOARD OF DIRECTORS" means the board of directors of the Acquisition Sub.

     "BUSINESS DAY" means any day on which commercial banks are generally open for business in Boston, Massachusetts and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Boston, Massachusetts or in Vancouver, British Columbia under the laws of the Commonwealth of Massachusetts, under the laws of the Province of British Columbia or the federal laws of Canada or the United States of America applicable therein.

     "CALL RIGHTS" means collectively the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not-available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "CERTIFICATE LIMIT" has the meaning ascribed to that term in Section 116 of the Tax Act.

     "CLEARANCE CERTIFICATE" means a certificate issued pursuant to Section 116 of the Tax Act.

     "CORPORATE TRUST OFFICE" means the Trustee's principal corporate trust office, initially at 2 Avenue de Lafayette - 6th Floor, Boston, Massachusetts 02111.

     "COURT" means the Supreme Court of British Columbia.

     "CURRENT MARKET PRICE" means, as of any date of determination, the Canadian Dollar Equivalent of the closing sale price of a share of Parent Common Stock for the immediately preceeding Business Day (or, if no trades of Parent Common Stock occurred on such date, on the last trading day prior thereto on which such trades occurred) as traded on NASDAQ and reported by the Wall Street Journal in the issue published on such date of determination, or, if shares of Parent Common Stock are not

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then quoted on NASDAQ, on such other stock exchange or automated quotation system on which shares of Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, PROVIDED, HOWEVER, in the event that the Parent Common Stock is no longer listed on NASDAQ or any other national exchange or any other automated quotation system then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "CURRENT PARENT COMMON SHARE EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "DEFAULT EVENT" means any failure, other than by reason of an Insolvency Event, of the Acquisition Sub to perform any of its obligations pursuant to the Exchangeable Share Provisions, including without limitation its obligation to redeem any Retracted Shares.

     "DEPOSITED SHARES" means those shares of Parent Common Stock held by the Trustee pursuant to this Agreement.

     "ELIGIBLE INVESTMENTS" means (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); and (iv) shares of money market funds at least 95% of the assets of which constitute obligations of the type described in clause (i) above. No investment shall have a term of more than ninety (90) days. If otherwise qualified, obligations of the Trustee shall qualify as Eligible Investments.

     "EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1 hereof.

     "EXCHANGEABLE SHARE PROVISIONS" has the meaning ascribed thereto in the recitals hereto.

     "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of Acquisition Sub, having substantially the rights, privileges, restrictions and conditions set out in Appendix A to the Plan of Arrangement.

     "HOLDER VOTES" has the meaning ascribed thereto in section 4.2 hereof.

     "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Parent and its Affiliates.

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     "INSOLVENCY EVENT" means the institution by the Acquisition Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Acquisition Sub to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by the Acquisition Sub to contest in good faith any such proceedings commenced in respect of the Acquisition Sub within 15 days of becoming aware thereof, or the consent by the Acquisition Sub to the filing of any such petition or to the appointment of a receiver, or the making by the Acquisition Sub of a general assignment for the benefit of creditors, or the admission in writing by the Acquisition Sub of its inability to pay its debts generally as they become due, or the Acquisition Sub not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 5.6 of the Exchangeable Share Provisions.

     "LIEN" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.11(a) hereof.

     "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 5.11(c) hereof.

     "LIST" has the meaning ascribed thereto in section 4.6 hereof.

     "NASDAQ" means the distinct tier of the Nasdaq Stock Market referred as the National Market.

     "NON-RESIDENT PERSON" means, at the particular time that the context of this Agreement requires, a Person who is not a resident of Canada for purposes of the Tax Act at that particular time.

     "OFFICER'S CERTIFICATE" means, with respect to Parent or Acquisition Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, or any Vice-President of Parent or Acquisition Sub, as the case may be.

     "PARENT COMMON STOCK" means the common stock, par value $.001 per share, of Parent.

     "PARENT CONSENT" has the meaning ascribed thereto in section 4.2 hereof.

     "PARENT MEETING" has the meaning ascribed thereto in section 4.2 hereof.

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     "PARENT SUCCESSOR" has the meaning ascribed thereto in subsection 10.1 hereof.

     "PARENT SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between Acquisition Sub and Parent substantially in the form and content of Schedule F to the Acquisition Agreement, with such changes thereto as the parties to the Acquisition Agreement, acting reasonably, may agree.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority whether or not having legal status.

     "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule A to the Acquisition Agreement and any amendments or variations thereto made in accordance with Section 8.3 of the Acquisition Agreement or Article 6 of the Plan of Arrangement or made at the discretion of the Court.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "REPLACEMENT CONVERTIBLE DEBENTURE" has the meaning ascribed thereto in the Acquisition Agreement.

     "REPLACEMENT OPTION" has the meaning ascribed thereto in the Acquisition Agreement.

     "REPLACEMENT WARRANT" has the meaning ascribed thereto in the Acquisition Agreement.

     "RESPONSIBLE OFFICER" means, with respect to the Trustee, any vice president, assistant vice president, assistant secretary or assistant treasurer in its Corporate Trust Department.

     "RETRACTED SHARES" has the meaning ascribed thereto in section 5.7 hereof.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "SECURITIES ACT" has the meaning ascribed thereto in section 5.13 hereof.

     "TAX ACT" means the INCOME TAX ACT (Canada), as amended from time to time;

     "TRANSFER AGENT" means Davis & Company or such other persons as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "TRUST" means the rights or obligations created by this Agreement.

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     "TRUST ESTATE" means the Deposited Shares, any other securities, the
Exchange Right, the Automatic Exchange Rights and any money or other property that may be held by the Trustee from time to time pursuant to this Agreement.

     "VOTING RIGHTS" means the voting rights attached to the Deposited Shares.

1.2  SECTIONS AND HEADINGS.

     The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article, section and paragraph refers to the specified article, section and paragraph of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  NUMBER AND GENDER.

     Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4  DATE FOR ANY ACTION.

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5  WITHHOLDING TAX.

     All amounts required to be paid, deposited or delivered under this Agreement shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1  ESTABLISHMENT OF TRUST.

     The purpose of this Agreement is that described in the sixth and seventh recitals hereof, all, as herein provided. The Trustee will hold the Deposited Shares in order to enable the Trustee to exercise the Voting Rights, and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case for and on behalf of the Holders as provided in this Agreement.

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                                    ARTICLE 3
                                DEPOSITED SHARES

3.1  ISSUE AND OWNERSHIP OF THE DEPOSITED SHARES.

     Parent hereby issues to and deposits with the Trustee the Deposited Shares registered in the name of the Trustee's nominee "Embassy & Co." to be hereafter held by the Trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Deposited Shares by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Deposited Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Deposited Shares, provided that the Trustee shall:

     (a) hold the Deposited Shares and the legal title thereto solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Deposited Shares and the Deposited Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2  LEGENDED SHARE CERTIFICATES.

     The Acquisition Sub shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by Holders.

3.3  SAFE KEEPING OF CERTIFICATE.

     The certificates representing the Deposited Shares shall at all times be held in safe keeping by the Trustee.

3.4  DISTRIBUTIONS AND RELEASE OF TRUST PROPERTY.

     The Trustee shall hold the Trust Estate and shall at the written request of Parent release and deliver the Trust Estate to Parent or on behalf of the Parent as the Parent may otherwise direct, provided that the Trustee shall refuse to release and deliver to Parent the Trust Estate if, as a result of such release and delivery, the Trustee would no longer hold sufficient Deposited Shares to permit the Trustee to exercise Voting Rights on behalf of all Holders. As a condition to any release requested by Parent, Parent shall deliver an Officer's Certificate certifying to the Trustee that the release is permitted by this

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Agreement, and that such release will not result in the Trustee no longer holding sufficient Deposited Shares to permit the Trustee to exercise Voting Rights on behalf of all Holders, or to permit the Holders to exercise their rights of exchange hereunder.

3.5  SUBSTITUTION OF TRUST PROPERTY.

     The Parent shall have the right at any time to deliver to the Trustee any additional shares of Parent Common Stock or any other class of shares of Parent permitted under Section 11.4 hereof in substitution for the Deposited Shares provided that the Trustee at all times holds sufficient Deposited Shares to permit the Trustee to exercise Voting Rights on behalf of all Holders. Upon any such substitution, Parent shall deliver a revised Schedule A reflecting the changes effected by such substitution and such revised schedule shall thereafter be the effective Schedule A for purposes of this Agreement. Upon receipt and delivery to Parent by Trustee of any shares delivered by Parent in substitution for Deposited Shares, the Trustee shall deliver to Parent the appropriate number of Deposited Shares.

                                    ARTICLE 4
                                  VOTING RIGHTS

4.1  VOTING RIGHTS.

     The Trustee, as the holder of the Deposited Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Deposited Shares, on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent for their vote at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2  NUMBER OF VOTES.

     With respect to all meetings of stockholders of Parent at which holders of shares of Parent Common Stock are entitled to vote (each a "Parent Meeting") and with respect to all written consents sought from the holders of shares of Parent Common Stock (each a "Parent Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, such number of votes comprised in the Voting Rights as is equal to the Current Parent Common Share Equivalent on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, for each Exchangeable Share owned of record by such Holder on such record date (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

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Parent shall notify Trustee of any change to the Current Parent Common Share
Equivalent.

4.3  MAILINGS TO SHAREHOLDERS.

     With respect to each Parent Meeting and Parent Consent, the Trustee (unless Parent gives written notice to Trustee that Parent will do the mailing, in which case, the Parent) shall mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of shares of Parent Common Stock) to each of the Holders named in the List on the same day as the initial mailing of notice (or other communication) with respect thereto is given by Parent or any third party to its stockholders:

     (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Parent,

     (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to section 4.7 hereof, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

          (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Holder Votes;

     (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

     (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to in this Section 4.3 are to be provided to the Trustee by Parent in a timely manner, and in any event no later than two full Business Days prior to the Parent's anticipated mailing to stockholders, so as to enable the Holders to exercise its rights hereunder. The Trustee shall have no responsibility to mail the materials referred to in this section unless the same have been timely provided to the Trustee in sufficient quantity for such distribution as provided in Section 4.4. For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. Parent shall notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking by Parent of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4  COPIES OF STOCKHOLDER INFORMATION.

     Parent shall deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed by Parent from time to time to holders of shares of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of shares of Parent Common Stock. The Trustee shall mail or otherwise send to each Holder, at the expense of Parent at a charge of $50 per Holder per mailing, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent) received by the Trustee from Parent at the same time as such materials are first sent to holders of shares of Parent Common Stock. The Trustee shall make copies of all such materials available for inspection by any Holder at the Trustee's Corporate Trust Office.

4.5  OTHER MATERIALS.

     Immediately after receipt by Parent or any stockholder of Parent of any material sent or given generally to the holders of shares of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use commercially reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee shall mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee shall also make copies of all such materials available for inspection by any Holder at the Trustee's Corporate Trust Office.

4.6  LIST OF PERSONS ENTITLED TO VOTE.

     The Acquisition Sub shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Parent or Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Parent or Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of shares of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Parent and Trustee promptly after receipt by the Acquisition Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Parent or Trustee to perform its obligations under this Agreement. Parent agrees to give the Acquisition Sub notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Acquisition Sub to perform its obligations under this section 4.6.

4.7  ENTITLEMENT TO DIRECT VOTES.

     Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent shall be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING.

     (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.7 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.3 hereof.

     (b) The Trustee shall cause a Responsible Officer (the "Trustee's Representative") empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's Representative, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (i) has not previously given the Trustee instructions pursuant to section 4.7 hereof in respect of such meeting, or (ii) submits to the Trustee's Representative written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9  DISTRIBUTION OF WRITTEN MATERIALS.

     Any written materials to be distributed by the Trustee or the Parent to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of shares of Parent Common Stock subject to applicable regulatory requirements and providing such manner of communications is reasonably available to the Trustee) to each Holder at its address as shown on the books of the Acquisition Sub. The Acquisition Sub shall provide or cause to be provided to the Parent and Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)  the most current List; and

     (b) upon the request of the Parent or Trustee, mailing labels to enable the Parent and Trustee to carry out its duties under this Agreement.

4.10 TERMINATION OF VOTING RIGHTS.

     Except with respect to a Parent Meeting or Parent Consent for which the record date has occurred, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Parent and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange pursuant to the Automatic Exchange Rights (unless in either case Parent shall not have delivered the requisite shares of Parent Common Stock issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 5 or Article 6 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Acquisition Sub pursuant to Article 4 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Parent pursuant to the exercise by Parent of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right. Acquisition Sub shall cause the Transfer Agent to notify the Trustee of a redemption of Exchangeable Shares pursuant to Articles 5 and 6 of the Exchangeable Share Provisions or upon the liquidation, dissolution or winding-up of Acquisition Sub pursuant to Article 4 of the Exchangeable Share Provisions or upon the exercise by Parent of the Retraction Call Right, Liquidation Call Right or Redemption Call Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1  GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT.

     Parent hereby grants to the Trustee as nominee of and agent for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event or Default Event, to require Parent, subject to the provisions of section 5.13 hereof, to purchase from each Holder all or any part of the Exchangeable Shares held by such Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement (including, without limitation Section 5.4 hereof). Parent hereby acknowledges receipt from the Trustee as nominee of and agent for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2  LEGENDED SHARE CERTIFICATES.

     The Acquisition Sub shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

     (b)  the Automatic Exchange Rights.

5.3  GENERAL EXERCISE OF EXCHANGE RIGHT.

     The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise the Exchange Right.

5.4  PURCHASE PRICE.

     The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full in respect of the Exchangeable Shares in regard to which a Holder has exercised the Exchange Right by causing to be delivered to such Holder such whole number of shares of Parent Common Stock as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.5 of the Exchangeable Share Provisions), plus (b) the aggregate of all unpaid dividends declared on each such Exchangeable Share in accordance with the provisions of Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such declared and unpaid dividends). In connection with each exercise of the Exchange Right, Parent shall provide to the Trustee an Officer's Certificate (upon which the Trustee may conclusively rely) setting forth in detail the calculation of the purchase price for each Exchangeable Share. Upon payment by Parent of such purchase price, the relevant Holder shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Acquisition Sub.

5.5  EXERCISE INSTRUCTIONS.

     Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Acquisition Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its Corporate Trust Office or at such other place as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares that such Holder desires Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Acquisition Sub and such additional documents and instruments as the Trustee or the Transfer Agent may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Parent to purchase from the Holder the number of Exchangeable Shares specified therein,
(ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all Liens, (iii) the names in which the certificates representing shares of Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, (b) a duly completed and executed copy of the certificate attached as SCHEDULE B to the Exchangeable Share Provisions and (c) payment (or evidence satisfactory to the Trustee, Acquisition Sub and Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Acquisition Sub. Upon written request from the Trustee, Acquisition Sub shall provide the Trustee notice of the documents and instruments required to effect a transfer of Exchangeable Shares under the BC Company Act.

5.6  DELIVERY OF SHARES OF PARENT COMMON STOCK; EFFECT OF EXERCISE.

     Promptly after receipt of the certificates representing the Exchangeable Shares that the Holder desires Parent to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right and a duly completed and executed certificate in the form of SCHEDULE B to the Exchangeable Share Provisions (and payment of taxes, if any, or evidence thereof in accordance with section 5.8), duly endorsed for transfer to Parent, the Trustee shall notify Parent and Acquisition Sub of its receipt of the same, and shall deliver same to Parent, which notice and delivery to Parent and Acquisition Sub shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Parent, subject to the provisions of section 5.13 hereof, shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of shares of Parent Common Stock issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens, and cheques for the balance, if any, of the total purchase price therefor (or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Immediately upon the giving of notice by the Trustee to Parent and Acquisition Sub of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall, subject to the provisions of section
5.13 hereof, be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the purchase price therefor or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property) is not allotted, issued and delivered by Parent to the Trustee for delivery to such Holder (or to other persons, if any, properly designated by such Holder) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such shares of Parent Common Stock are so allotted, issued and delivered by Parent and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

5.7  EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION.

     In the event that a Holder has exercised its right under Article 5 of the Exchangeable Share Provisions to require the Acquisition Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Acquisition Sub pursuant to section 5.6 of the Exchangeable Share Provisions that Acquisition Sub is not permitted as a result of solvency requirements of applicable law to redeem all of such Retracted Shares, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, and that the Holder has not revoked the retraction request delivered by the Holder to Acquisition Sub pursuant to
Article 5 of the Exchangeable Share Provisions, the retraction request shall constitute and shall be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Acquisition Sub is unable to redeem. In any such event, Acquisition Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Acquisition Sub redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Acquisition Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee shall thereupon exercise the Exchange Right with respect to the Retracted Shares that Acquisition Sub is not permitted to redeem and, subject to the provisions of section 5.13 hereof, Parent shall purchase such shares in accordance with the provisions of this Article 5.

5.8  STAMP OR OTHER TRANSFER TAXES.

     Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing shares of Parent Common Stock to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither Parent, Acquisition Sub nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall establish to the satisfaction of Trustee, Parent and Acquisition Sub that such no such taxes are due, or that such taxes, if any, have been paid.

5.9  NOTICE OF INSOLVENCY EVENT OR DEFAULT EVENT.

     Immediately upon the occurrence of an Insolvency Event or Default Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event or Default Event, Acquisition Sub and Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Acquisition Sub or Parent, the Trustee shall mail to each Holder, at the expense of Parent, a notice of such Insolvency Event or Default Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10 RESERVATION OF SHARES OF PARENT COMMON STOCK.

     Parent hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of shares of Parent Common Stock as is equal to the number of Exchangeable Shares outstanding at the date hereof and all vested and unvested Replacement Options, Replacement Warrants and Replacement Convertible Debentures, and covenants that it will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which shares of Parent Common Stock may be reclassified or changed) as is necessary to enable Parent and Acquisition Sub to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions, the Plan of Arrangement and the Parent Support Agreement.

5.11 AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

     (a) Parent shall give the Trustee notice of each of the following events (a "Liquidation Event") at the time set forth below:

          (i) in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) immediately, upon the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs.

     (b) Promptly following receipt by the Trustee from Parent of notice of any Liquidation Event, the Trustee shall give notice thereof to the Holders. Such notice shall be provided to the Trustee by Parent and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in subsection 5.11(c) below. Within five (5) days of receipt of such notice, such Holder shall deliver to Parent a duly completed and executed copy of the certificate attached as SCHEDULE B to the Exchangeable Share Provisions.

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of shares of Parent Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth (5th) Business Day prior to the effective date of a Liquidation Event (the "Liquidation Event Effective Date") all of the then outstanding Exchangeable Shares shall, subject to the provisions of section 5.13 hereof, be automatically exchanged for shares of Parent Common Stock. To effect such automatic exchange, Parent shall, subject to the provisions of section 5.13 hereof, purchase each Exchangeable Share outstanding on the fifth (5th) Business Day prior to the Liquidation Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent determined as of such fifth (5th) Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full in respect of the Exchangeable Shares held by each Holder by Parent issuing to such Holder such whole number of shares of Parent Common Stock as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.4 of the Exchangeable Share Provisions), plus (b) an additional amount equal to the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amount equal to such declared and unpaid dividends). Parent shall provide the Trustee with an Officer's Certificate (upon which the Trustee may conclusively rely) in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share. Upon payment by Parent of such purchase price, the relevant Holder shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Acquisition Sub.

     (d) On the fifth (5th) Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of Parent Common Stock shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to Parent all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a Holder of such Exchangeable Shares and Parent shall issue to the Holder the shares of Parent Common Stock issuable upon the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, which shares shall be duly and validly issued as fully paid and non-assessable and shall be free and clear of any Liens, and shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the purchase price for such Exchangeable Shares (or, if any part of the purchase price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for shares of Parent Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Parent pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Parent Common Stock issued to the Holder by Parent pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Holder certificates representing the shares of Parent Common Stock of which the Holder is the holder.

5.12 WITHHOLDING RIGHTS.

     Parent, Acquisition Sub and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any Holder of Exchangeable Shares such amounts as Parent, Acquisition Sub or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986, as amended, or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion, if any, of the consideration otherwise payable to the holder, Parent, Acquisition Sub and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, Acquisition Sub or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, Acquisition Sub or the Trustee shall notify the Holder thereof and remit to such Holder any unapplied balance of the net proceeds of such sale.

5.13     SECURITIES LAW AND TAX LAW COMPLIANCE CONDITIONS

     (a) Notwithstanding anything expressed or implied in this Agreement to the contrary, Parent shall not be obligated to purchase Exchangeable Shares pursuant to this Agreement if such purchase would violate applicable federal, state or provincial securities laws of the United States or Canada. In the event that the Securities Act of 1933, as amended (the "Securities Act"), would require, as a condition precedent to any such purchase by Parent, that the shares of Parent Common Stock to be issued by Parent in consideration for such purchase be registered under the Securities Act (and that no exemption is then available from such registration requirement), then Parent shall file a registration statement on Form S-3 with the United States Securities and Exchange Commission covering such shares of Parent Common Stock to be issued by Parent.

     (b) Notwithstanding anything expressed or implied in this Agreement to the contrary, Parent shall not be obligated to purchase any Exchangeable Shares pursuant to this Agreement if the holder of such Exchangeable Shares has not reasonably satisfied Parent that such holder is not a Non-Resident Person, unless such holder has, prior to such purchase, provided Parent with a Clearance Certificate having a Certificate Limit not less than the fair market value of the shares of Parent Common Stock to be issued in connection with such purchase, which fair market value shall be calculated as of the time of such purchase; but Parent may, at its election, (i) redeem such Exchangeable Shares, (ii) withhold the shares of Parent Common Stock that Parent would otherwise be required to issue in connection with such redemption (such withheld Parent Common Stock, the "Section 5.13 Withheld Parent Common Stock"), (iii) sell any Section 5.13 Withheld Parent Common Stock and remit such portion of the sale proceeds to the Receiver General for Canada as may be required to fulfil any obligation pursuant to subsection 116(5) of the Tax Act, and (iv) and return any remaining Section
5.13 Withheld Parent Common Stock to the applicable holder.

          (c) Each of the Parent and Acquisition Sub (the "Indemnifying Parties") agrees, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law or securities law with respect to any payment, distribution or exchange or with respect to performance of other activities under this Agreement, (ii) to instruct the Trustee in writing with respect to the Trustee's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Trustee with respect to any certifications and governmental reporting that may be required under any tax or securities laws or regulations that may be applicable in connection with its acting as Trustee under this Agreement, and (iii) to indemnify and hold the Trustee harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Trustee in connection with, on account of or relating to the Trust Estate, the management established hereby, any payment or distribution of or from the Trust Estate pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.



     5.14 PARENT COMMON SHARES

     Parent hereby represents, warrants and covenants that the shares of Parent Common Stock issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

                                    ARTICLE 6
                             CONCERNING THE TRUSTEE

6.1  POWERS AND DUTIES OF THE TRUSTEE.

     The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

     (a) receipt and deposit of the Deposited Shares from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Holders as provided in this Agreement;

     (c) voting the Holder Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Parent Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

     (h) taking action at the direction of a Holder or Holders to enforce the obligations of Parent and Acquisition Sub under this Agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its duties hereunder, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.

          Each of the other parties hereto and the Holders (collectively, the "Interested Parties") acknowledges and agrees that the Trustee (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Acquisition Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Trustee, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

          The Trustee shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Trustee's gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Trustee be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Trustee has been informed of the likelihood of such loss or damage and regardless of the form of action.

          The Trustee shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other agent employed by the Trustee than any such book-entry depository, securities intermediary or other agent has to the Trustee, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Trustee's own gross negligence or willful misconduct in breach of this Agreement.

          The Trustee is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Trust Estate permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.

          Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Trustee be required or obligated to distribute any property included in the Trust Estate (or take other action that may be called for hereunder to be taken by the Trustee) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.



6.2  NO CONFLICT OF INTEREST.

     The Trustee represents to Acquisition Sub and Parent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee hereunder and the role of the Trustee in any other capacity. Acquisition Sub and Parent acknowledge that they are aware of the Trustee's role as Escrow Agent under the related Escrow Agreement of even date herewith, and that they agree such role presents no material conflict of interest with the Trustee's role hereunder. The Trustee shall, within 30 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9 hereof. If, notwithstanding the foregoing provisions of this section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the courts of The Commonwealth of Massachusetts for an order that the Trustee be replaced as trustee hereunder.

6.3  DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

     Each of Acquisition Sub and Parent irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and shares of Parent Common Stock; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of shares of Parent Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in
          Article 5 hereof.

Each of Acquisition Sub and Parent irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply Parent's transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article 5 hereof.

6.4  BOOKS AND RECORDS.

     The Trustee shall keep available for inspection by Parent and Acquisition Sub, at the Trustee's Corporate Trust Office, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before October 1, 2000, and on or before February 1 in every year thereafter, so long as the Deposited Shares are being held in the name of the Trustee, the Trustee shall transmit to Parent and Acquisition Sub a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Parent of shares of Parent Common Stock in connection with the Exchange Right, during the calendar year ended on such date;

     (c) the number of Deposited Shares held by the Trustee at December 31 of such calendar year; and

     (d) all other actions taken by the Trustee in the performance of its duties under this Agreement that it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

6.5  INCOME TAX RETURNS AND REPORTS.

     Parent and Acquisition Sub shall prepare any income tax returns and any other returns or reports as may be required under applicable United States and Canadian tax law, respectively, and the Trustee shall, to the extent necessary, sign such returns, or reports and shall return the same to the Parent or Acquisition Sub, as appropriate, for filing on behalf of the Trust. Parent or Acquisition Sub shall also prepare and file any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded, which the Trustee shall sign and return to Acquisition Sub for filing, and, in connection therewith, the Trustee may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable.

6.6  INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE.

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded and given security and indemnity as aforesaid.

6.7  ACTIONS BY HOLDERS.

     No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 6.6 hereof and the Trustee shall have failed to so act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

6.8  RELIANCE UPON DECLARATIONS.

     The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 6.9 hereof, if applicable, and with any other applicable provisions of this Agreement. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, including the exercise of any rights by any Holder, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may, in the absence of bad faith on its part, accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements or instruction.

6.9  EVIDENCE AND AUTHORITY TO TRUSTEE.

     Acquisition Sub and/or Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquisition Sub and/or Parent or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquisition Sub and/or Parent forthwith if and when:

     (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquisition Sub and/or Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of Acquisition Sub and/or Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquisition Sub and/or Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

     (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10 EXPERTS, ADVISERS AND AGENTS.

     The Trustee may:

          (a) in relation to this Agreement act and rely on the opinion or advice of or information obtained from any attorney, solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquisition Sub and/or Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof.



     All such costs and expenses referred to in this section shall be paid or reimbursed to the Trustee pursuant to Section 7.1.

6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE.

     Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee that under the terms of this Agreement may be on deposit with the Trustee shall be invested in the name or under the control of the Trustee at the written direction of the Parent (which may be a standing direction) in Eligible Investments so specified by the Parent. Any income earned in respect of the Trust Estate which is not used by the Trustee as provided in this Agreement may be accumulated by the Trustee and added to the capital of the Trust Estate (and any losses on such investments shall be debited to the Trust Estate). Absent its timely receipt of such specific written investment instructions, the Trustee shall have no obligation or duty to invest (or otherwise pay interest on) amounts held under this Agreement. The Trustee shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.



6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY.

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement.

6.13 TRUSTEE NOT BOUND TO ACT ON REQUEST.

     Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquisition Sub and/or Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 AUTHORITY TO CARRY ON BUSINESS.

     The Trustee represents to Acquisition Sub and Parent that at the date of execution and delivery by it of this Agreement it is authorized to perform its obligations pursuant to this Agreement under the laws of The Commonwealth of Massachusetts but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within thirty (30) days after ceasing to be so authorized, either become so authorized or resign in the manner and with the effect specified in Article 9 hereof.

6.15 CONFLICTING CLAIMS.

     If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

6.16 ACCEPTANCE OF TRUST.

     The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 7
                                  COMPENSATION

7.1  FEES AND EXPENSES OF THE TRUSTEE.

     Parent and Acquisition Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement, as more particularly set forth in Schedule B hereto, and will reimburse the Trustee for all reasonable expenses and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Parent and Acquisition Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently, in bad faith or with gross negligence or willful misconduct.

                                    ARTICLE 8
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1  INDEMNIFICATION OF THE TRUSTEE.

     Parent and Acquisition Sub jointly and severally agree to indemnify, and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Parent or Acquisition Sub pursuant hereto. In no case shall Parent or Acquisition Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and Acquisition Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Parent and Acquisition Sub shall be entitled to participate at their own expense in the defense and, if Parent or Acquisition Sub so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent or Acquisition Sub; or (ii) the named parties to any such suit include both the Trustee and Parent or Acquisition Sub and the Trustee shall have been advised by counsel acceptable to Parent or Acquisition Sub that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent or Acquisition Sub and that an actual or potential conflict of interest exists (in which case Parent and Acquisition Sub shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

8.2  LIMITATION ON LIABILITY.

     The Trustee shall not be held liable for any loss that may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, willful misconduct or bad faith on the part of the Trustee.

                                    ARTICLE 9
                                CHANGE OF TRUSTEE

9.1  RESIGNATION.

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and Acquisition Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Parent and Acquisition Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent and Acquisition Sub shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing appointment of and acceptance by a successor trustee in accordance with the foregoing, a successor trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto or any Holder.

9.2  REMOVAL.

     The Trustee, or any trustee hereafter appointed may be removed with or without cause, at any time on 30 days' prior notice by written instrument executed by Parent and Acquisition Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3  SUCCESSOR TRUSTEE.

     Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and Acquisition Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement and all of the Trust Estate shall automatically vest in such successor trustee. However, on the written request of Parent and Acquisition Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, Acquisition Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4  NOTICE OF SUCCESSOR TRUSTEE.

     Upon acceptance of appointment by a successor trustee as provided herein, Parent and Acquisition Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in the most current List. If Parent or Acquisition Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent and Acquisition Sub.

                                   ARTICLE 10
                                PARENT SUCCESSORS

10.1 CERTAIN REQUIREMENTS IN RESPECT OF ACQUISITION, ETC.

     Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless, but may do so if such other person or continuing company (herein called the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee acting reasonably and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement.

10.2 VESTING OF POWERS IN SUCCESSOR.

     Whenever the conditions of section 10.1 hereof have been duly observed and performed, the Trustee, if required, by section 10.1 hereof, Parent Successor and Acquisition Sub shall execute and deliver the supplemental agreement provided for in Article 11 hereof and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3 WHOLLY-OWNED SUBSIDIARIES.

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and that any such transactions comply with this Article 10.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1 AMENDMENTS, MODIFICATIONS, ETC.

     This Agreement may not be amended or modified except by an agreement in writing executed by Acquisition Sub, Parent and Trustee and approved by the Holders in accordance with section 8.2 of the Exchangeable Share Provisions.

11.2 MINISTERIAL AMENDMENTS.

     Notwithstanding the provisions of section 11.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions that, in the opinion of the board of directors of each of Parent and Acquisition Sub and in the opinion of the Trustee, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections which, on the advice of counsel to Parent Acquisition Sub and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of Acquisition Sub and Parent shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Holders.

11.3 MEETING TO CONSIDER AMENDMENTS.

     The Acquisition Sub, at the request of Parent or Trustee, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of the Acquisition Sub, the Exchangeable Share Provisions and all applicable laws.

11.4 CHANGES IN CAPITAL OF PARENT AND THE ACQUISITION SUB.

     Notwithstanding section 11.1, at all times after the occurrence of any Parent Common Share Reorganization or Capital Reorganization (as such terms are respectively defined in the Exchangeable Share Provisions) or other change in either the shares of Parent Common Stock or the Exchangeable Shares or both, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which shares of Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

11.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS.

     From time to time Acquisition Sub (when authorized by a resolution of the board of directors), Parent (when authorized by a resolution of its board of directors) and Trustee may, subject to the provisions hereof, and they shall, when so directed, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Parent Successors to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and the succession of any successor trustee in accordance with the provisions of Article 9;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights that, in the opinion of the Trustee acting reasonably will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Acquisition Sub, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee acting reasonably, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 12
                                   TERMINATION

12.1 TERM.

     The Trust created by this Agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding Exchangeable Shares are held by any Holder;

     (b) each of Acquisition Sub and Parent elect in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with section 8.2 of the Exchangeable Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2 SURVIVAL.

     The provisions of Articles 7 and 8 hereof shall survive any termination of the Trust pursuant to section 12.1.

                                   ARTICLE 13
                                     GENERAL

13.1 SEVERABILITY.

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2 ENUREMENT.

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

13.3 NOTICES.

     All notices, requests and other communications between the parties hereunder shall be in writing and shall be deemed to have been given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by registered mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers (or at such other address for such party as shall be specified in like notice):

     (a)  if to Parent or Acquisition Sub to:

          Cubist Pharmaceuticals, Inc.
          24 Emily Street
          Cambridge, MA 02139
          Facsimile No.: 617-234-5150

          Attention:     President and Chief Executive Officer

          with a copy to:

          Bingham Dana LLP
          150 Federal Street
          Boston, Massachusetts

          U.S.A. 02110
          Facsimile No.: (617) 951-8736

          Attention:     Julio E. Vega, Esq.

          Davis & Company
          1700 Park Place
          666 Burrand Street
          Vancouver, British Columbia
          Facsimile No.: 604-687-1612

          Attention:        Albert J. Hudec, Esq.

     (b)  If to Trustee:
          by first class mail, to:

          State Street Bank and Trust Company
          Global Investors Services Group
          Corporate Trust Department
          2 Avenue de Lafayette
          Boston, Massachusetts 02102-0778
          Attention: Cubist Voting Trust

          if by fax, addressed as
          above and sent to
          the following telecopy
          number:

          Fax: 617-662-5374

          if by hand, certified or
          registered mail or overnight
          courier or delivery, to:

          State Street Bank and Trust Company
          Global Investors Services Group
          Corporate Trust Department
          2 Avenue de Lafayette
          Boston, Massachusetts 02111-1724
          Attention: Cubist Voting Trust



All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this section, be deemed given on the earlier of the first
Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.4 NOTICE TO HOLDERS.

     Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders in any manner permitted by the articles of the Acquisition Sub from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such articles, the provisions of which articles shall apply MUTATIS MUTANDIS to notices or documents as aforesaid sent to such Holders.

13.5 RISK OF PAYMENTS BY POST.

     Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by the Acquisition Sub, or by such Holder to the Trustee or to Parent or Acquisition Sub, the making of such payment or sending of such document sent through the post shall be at the risk of the Acquisition Sub, in the case of payments made or documents sent by the Trustee or the Acquisition Sub, and the Holder, in the case of payments made or documents sent by the Holder.

13.6 COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7 JURISDICTION.

     This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

13.8 ATTORNMENT.

     Each of Parent, Acquisition Sub and Trustee agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of The Commonwealth of Massachusetts waives any objection that it may have now or hereafter to the venue of any such action or proceeding, irrevocably submit to the jurisdiction of the said courts in any such action or proceeding, agree to be bound by any judgment of the said courts and agree not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                                   ARTICLE 14
                                   ASSIGNMENT

14.1 Parent, upon prior notice to the Trustee, may assign all of its rights and obligations hereunder to any of its Affiliates (collectively the "Permitted Assigns" and either individually a "Permitted Assign") without the consent of Trustee or Acquisition Sub whereupon Trustee, Acquisition Sub, or Parent shall enter into a supplemental trust agreement pursuant to section 11.5(c) reflecting such assignment, provided that Parent shall not thereby be released from such obligations. No delegation pursuant to this Section 14.1 of the obligations of Parent under this Agreement will release Parent from such obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   CUBIST PHARMACEUTICALS, INC.


                                   By:  /s/ Scott M. Rocklage
                                        ----------------------------------------
                                   Name: Scott M. Rocklage
                                   Title: Chairman of the Board, Chief
                                          Executive Officer and President

                                   C&T ACQUISITION CORPORATION


                                   By:  /s/ Scott M. Rocklage
                                        ----------------------------------------
                                   Name: Scott M. Rocklage
                                   Title: Chief Executive Officer and President

                                   STATE STREET BANK AND TRUST COMPANY


                                   By:  /s/ Chi C. Ma
                                        ----------------------------------------
                                   Name: Chi C. Ma
                                   Title: Vice President

                                   SCHEDULE A

                                  SHAREHOLDERS

-------------------------------------------------------------------------------------------
                                                                  SHARES OF PARENT
SHAREHOLDER                                                       HELD BY TRUSTEE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
CANADIAN MEDICAL DISCOVERIES FUND INC.                                   116,432
Address:
Talbot Centre, 2006-148 Fullarton Street
Ontario, Canada N6A 5P3
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
BRANT INVESTMENTS LTD.                                                     4,286
Address:
c/o MDS, 100 International Blvd.
Toronto, Canada M9W 6J6
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
MDS VENTURES PACIFIC INC.                                                 28,617
Address:
305-555 West 8th Avenue
Vancouver, BC Canada V5Z 1C6
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
DAVID WOOD                                                                 1,789
Address:
2782 Alamein Avenue
Vancouver, BC, Canada V6L 1S2
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
BRIAN MCGOWAN                                                                545
Address:
414 Plaza Rubio
Santa Barbara, CA 93103
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
JULIAN E. DAVIES                                                           4,797
Address:
4428 W. 6th Avenue
Vancouver, BC Canada V6R 1V3
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
VIVIAN MIAO                                                                  480
Address:
13750-31st Avenue
Surrey BC, Canada V4P 2B7
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                  SHARES OF PARENT
SHAREHOLDER                                                       HELD BY TRUSTEE
-------------------------------------------------------------------------------------------
CHRISTOPHER RADOMSKI                                                         136
Address:
2-2625 Tolmie Street
Vancouver BC, Canada V6R4C6
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
XIANG LI                                                                     244
Address:
8887-151st Street
Surrey BC, Canada V3R6X5
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
ROSARIO BAUZON                                                                38
Address:
5723 Lancaster Street
Vancouver BC, Canada M5A4M8
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
GEETA SAXENA                                                                 385
Address:
110-2875 Osoyoos Crescent
Vancouver, BC, Canada V6T 2G3
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
BARBARA WATERS                                                               672
Address:
145 East River Street
Oakville ON, Canada L6L 3E1
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
JOSEPH MCDERMOTT                                                           1,153
Address:
3728 Collingwood Street
Vancouver BC, Canada V6S 2M5
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
KAH TONG SEOW                                                                385
Address:
8 Jalan Aneka, Serene Park 80300
Johor Bahru, Johor West Malaysia
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
KAREN LU                                                                      97
Address:
608-2233 Allison Road
Vancouver BC, Canada V6T 1T7
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                  SHARES OF PARENT
SHAREHOLDER                                                       HELD BY TRUSTEE
-------------------------------------------------------------------------------------------
WAI-HO YAP                                                                   385
Address:
169 Jalon Jurong Kechil, #02-06
Singapore 598669
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
YUE WANG                                                                      19
Address:
Blk 1B Gillman Heights #07-18
Singapore 101001
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
ROBERT HOW                                                                    19
Address:
805-222 The Espianade
Toronto Canada M5A 4M8
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
VERA WEBB                                                                     19
Address:
PO Box 111, 1232 Lynn Road
Tofino, BC Canada V0R 2Z0
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
TUCK WAH SOONG                                                               153
Address:
Blk 1P Pine Grove #14-72
Singapore 591401
-------------------------------------------------------------------------------------------

                                   SCHEDULE B

                                      FEES


ACCEPTANCE FEE:               Waived
ADMINISTRATION FEE:           $5,000.00 per year or part thereof,
                              $35.00 per holder
DISTRIBUTION/MAILING FEE:     $50.00 per holder
OUT-OF-POCKET EXPENSES:       At Cost
TAX REPORTING/CPA:            At Cost (if needed)